UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BPK RESOURCES, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

_________________________________________

2.	Aggregate number of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

_________________________________________

4.	Proposed maximum aggregate value of transaction

_________________________________________

5.	Total fee paid

☐             Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

BPK RESOURCES, INC.

106 Lakeside Avenue

P.O. Box 210

Delano, PA 18220

1-800-672-7979

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF BPK RESOURCES, INC.:

The purpose of this letter is to inform you that our stockholders have given our board the authority to (1) effect a reverse stock split of each share of common stock of BPK Resources, Inc. at a ratio of one share for every six shares of common stock outstanding and (2) effect a name change from “BPK Resources, Inc.” to “iCarbon Corporation”

The holders of shares representing 51.68% of our voting power have executed a written consent giving our board the authority to amend our articles of incorporation to effect a reverse stock split and change our name as described above. The reverse stock split and name change are described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required for the reverse stock split and name change under the Nevada Revised Statutes and our articles of incorporation and bylaws. We would not effect the stock split or name change before July 20, 2006, and our board may elect to effect the stock split but not change our name, or vice versa, or may elect to take neither action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

June 20, 2006
By Order of the Board of Directors
/s/ James E. Olive
James E. Olive President

BPK RESOURCES, INC.

106 Lakeside Avenue

P.O. Box 210

Delano, PA 18220

INFORMATION STATEMENT

June 20, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about June 30, 2006, to the stockholders of record of BPK Resources, Inc. (the “Company”) at the close of business on June 15, 2006. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Chapter 78 of the Nevada Revised Statutes.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $.001 per share have adopted, by written consent, resolutions authorizing us to (1) effect a reverse stock split of each share of common stock of the Company at a ratio of one share for every six shares of common stock outstanding and (2) effect a name change from “BPK Resources, Inc.” to “iCarbon Corporation”

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which 95,789,914 shares were outstanding, and 10,000,000 shares of preferred stock authorized, of which there were outstanding 829,775 shares of Series B preferred stock, 326,058 shares of Series C preferred stock, 585,000 shares of Series D preferred stock, and 14,546 shares of Series E preferred stock. Each outstanding share of common stock is entitled to one vote per share. None of our outstanding shares of preferred stock has voting rights on these or other matters.

The approval of our common stock is required for us to be able to effect the proposed stock split and the proposed name change. Under Nevada law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the proposed stock split and the proposed amendment from stockholders holding approximately 51.68% of the voting power of our common stock.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	4
DISSENTERS’ RIGHT OF APPRAISAL	4
STOCKHOLDER AUTHORIZATION ONE: REVERSE STOCK SPLIT	4
STOCKHOLDER AUTHORIZATION TWO: NAME CHANGE	6
BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL	7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	7
FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	7
INCORPORATION OF FINANCIAL INFORMATION	8

VOTING SECURITIES

As of June 15, 2006, there were 95,789,914 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. None of the Company’s outstanding shares of preferred stock has voting rights on these or other matters.

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

STOCKHOLDER AUTHORIZATION ONE:

REVERSE STOCK SPLIT

As of June 16, 2006, stockholders holding a majority of our voting power voted to authorize our board of directors, at its discretion, to effect a reverse stock split of our outstanding common stock at a ratio of one share for every six shares of common stock outstanding. Should the board of directors elect to effect it, this reverse stock split would take effect no sooner than July 20, 2006, for shareholders of record of our company as of the close of business on the date of the reverse stock split.

Purpose

We propose to effect the reverse stock split in order to reduce the number of outstanding shares of our common stock to a level more consistent with other public companies with a similar anticipated market capitalization. In addition, reducing the number of outstanding shares of our common stock would allow us to reserve some shares for issuance on conversion of our currently outstanding shares of convertible preferred stock. We anticipate that we would also issue some authorized but unissued shares to raise capital to fund our operations, but we have no agreement or understanding with any person regarding any such issuance.

Our board of directors believes that the reverse stock split is in the best interest of the Company and its stockholders. We can give no assurances, however, that the reverse stock split would have the desired benefits. Our board of directors reserves the right to elect not to effect the reverse stock split.

Effect on Authorized and Outstanding Shares

Immediately following effectiveness of the reverse stock split there would be approximately 15,964,985 shares of our common stock outstanding. Additionally, automatically upon the reverse stock split, the Series D preferred stock will convert into 9,750,000 shares of our common stock, and the Series C preferred stock will convert into 5,434,300 shares of our common stock.

With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common stock and preferred stock prior and subsequent to the reverse stock split would remain the same. The conversion rate of our outstanding shares of preferred stock would be proportionately adjusted, in the same manner and the same direction, to reflect the reverse stock split. Consequently, the reverse stock split would not affect the proportion of the outstanding shares of our common stock that would be represented by the shares of common stock issued on conversion of any shares of preferred stock. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the reverse stock split.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See “Exchange of Certificate and Elimination of Fractional Share Interests.” Common stock issued and outstanding after the reverse stock split would remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.

Effect on Market Price

The reverse stock split may cause an increase in the market price of our common stock, but we cannot predict the actual effect of the reverse stock split on the market price. If the market price of our common stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Furthermore, the reverse stock split may not lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The reverse stock split would not affect the par value of our common stock. As a result, on the effective date of the reverse stock split the stated par value capital on our balance sheet attributable to our common stock and our preferred stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock would be increased because there would be fewer shares of our common stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding ...decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from ...reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse stock split, each lot of six shares of our common stock would automatically be changed into one share of common stock. No additional action on the part of any stockholder would be required in order to effect the reverse stock split. Stockholders would not be required to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock; please do not send us your stock certificates.

In the reverse stock split, no certificate representing any fractional share interest in our post-split shares would be issued. Instead, all fractional shares would be rounded up, so that a holder of pre-split shares would receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment would be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process would increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse stock split.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the reverse stock split would have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.

The Company should not recognize gain or loss as a result of the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of the Company. Our board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

STOCKHOLDER AUTHORIZATION TWO: NAME CHANGE

As of June 16, 2006, our board of directors and stockholders holding a majority of our voting power voted to change the Company’s name to iCarbon Corporation

Purpose

Our Board of Directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders, as it better identifies the nature of our business.  The Company mines, manufactures/processes and sells natural and synthetic graphite and carbon based materials for use in numerous industries and applications, and we believe our name should be changed to more identify our company with these broader carbon operations.

Effect on Our Shareholders

The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.  In connection with our name change, we will obtain both a new trading symbol and a new CUSIP number.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

As of June 16, 2006, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors, at its discretion, to (1) effect a reverse stock split of each share of common stock of BPK Resources, Inc. (the “Company”) at a ratio of one share for every six shares of common stock outstanding and (2) effect a name change from “BPK Resources, Inc.” to “iCarbon Corporation” In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the reverse stock split and amendment of our articles of incorporation. Because holders of approximately 52% of our voting power signed a written consent in favor of the reverse stock split and change the Company’s name, we are authorized to amend our articles of incorporation to effect the reverse stock split and amend our articles of incorporation to change the name of BPK to iCarbon Corporation

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the reverse stock split.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this proxy statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this proxy statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

BPK RESOURCES, INC.

106 Lakeside Avenue

P.O. Box 210

Delano, PA 18220

1-800-672-7979

We obtained the requisite stockholder vote for the reverse stock split described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock. WE ARE THEREFORE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Please read this information statement carefully.

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

BPK RESOURCES, INC.

Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned person, desiring to amend the certificate of incorporation of BPK RESOURCES, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this amendment to the certificate of incorporation for the above-named company (hereinafter referred to as the "Corporation"):

1.              The amendment contained herein was approved by a majority vote of stockholders of the Corporation on ____________, 2006.

2.               Article First of the Corporation’s certificate of incorporation is hereby amended to read in its entirety as follows:

“First: The name of the Corporation is: iCarbon Corporation”

3.	Article Fourth, Section 1, is hereby amended by adding at the end thereof the following:

“6. At the effective time of the certificate of amendment filed with the Secretary of State of the State of Nevada on ________, 2006, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a one-for-six reverse split, with all fractional shares being rounded up to the nearest whole share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by James E. Olive, its Chief Executive Officer, this ___ day of ________, 2006.

/s/ James E. Olive ----------------------------- James E. Olive Chief Executive Officer